Cohen & Company, Ltd.

COHEN & COMPANY, LTD.
Registered with the Public Company Accounting Oversight Board

800.229.1099 | 866.818.4538 FAX | cohenco.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 24, 2026, relating to the financial statements and financial highlights of Victory Portfolios, as specifically identified in Attachment A, which are included in Form N-CSR for the year ended June 30, 2026, and to the references to our firm under the headings “Financial Highlights” in the Prospectuses and “Additional Information” in the Statements of Additional Information.

We also hereby consent to the references to our firm in this Registration Statement on Form N-1A of Victory Trivalent Emerging Markets Small-Cap Fund, a series of Victory Portfolios, under the heading “Additional Information” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

October 26, 2026

Attachment A

Victory Portfolios – June 30, 2026

Victory Integrity Discovery Fund Victory Integrity Mid-Cap Value Fund Victory Integrity Small-Cap Value Fund Victory Integrity Small/Mid-Cap Value Fund Victory Multi-Cap Fund

Victory S&P 500 Index Fund Victory Mid-Cap Core Growth Fund

Victory Trivalent International Fund – Core Equity Victory Trivalent International Small-Cap Fund Victory Diversified Stock Fund

Victory Fund for Income

Victory Investment Grade Convertible Fund Victory Sycamore Established Value Fund

Victory Sycamore Small Company Opportunity Fund